Exhibit 99.1

KLX ENERGY SERVICES REPORTS FINANCIAL RESULTS FOR FULL YEAR AND FOURTH QUARTER ENDED JANUARY 31, 2019; CONFIRMS 2019 GUIDANCE

WELLINGTON, FL, March 12, 2019 — KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ: KLXE), a leading U.S. onshore provider of mission critical oilfield services, today reported its full fiscal year and fourth fiscal quarter ended January 31, 2019 financial results.

KLX Energy Services is recognized as a premium service provider of a broad range of services to top tier E&P operators. The Company’s expanding footprint of high quality, differential equipment and highly competent personnel enables the Company to deliver best-in-class solutions across all major U.S. onshore geographic regions, and allows customers to simplify their operational planning and execution by sourcing from one provider.

During 2018, management completed the merger of the Aerospace Solutions business of KLX Inc. with The Boeing Company, the spin-off of the Energy Services business into an independent public company, the amendment of its $100 million asset based lending facility, the issuance of $250 million of senior secured notes due 2025 and the acquisition of Motley Services, LLC (“Motley”). The Company incurred approximately $30 million of one-time costs associated with these activities, approximately $2 million of which was incurred in the fourth quarter. The Company will therefore report both GAAP and adjusted financial results. The costs associated with the aforementioned activities are collectively referred to as “Costs as Defined.”

For the full year 2018, the Company delivered strong revenue growth of 54.5 percent as compared to the same period last year, driven primarily by a double-digit percentage increase in the number of new customers, a significant increase in the breadth of services provided to existing customers and the introduction of a number of new proprietary product service lines (“PSLs”). This resulted in a significant earnings turnaround, with the Company reporting GAAP operating earnings of $22.1 million, an increase of $46.1 million, and GAAP net earnings and net earnings per diluted share of $14.4 million and $0.71 per diluted share, increases of $38.5 million and $1.91 per share, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $56.8 million and $2.81 per diluted share, increases of $65.4 million and $3.24 per share, respectively, as compared to the prior year. In addition, the Company ended the year with approximately $164 million in cash, an undrawn $100 million credit facility and delivered a return on invested capital of 16 percent.

FULL YEAR HIGHLIGHTS (EXCLUSIVE OF COSTS AS DEFINED)

As compared to the prior year

•            Revenues increased 54.5 percent to $495.3 million

•            Gross profit increased 143.0 percent to $124.9 million

•            Adjusted operating earnings were $52.7 million, an increase of $73.1 million(1)

•            Adjusted EBITDA was $107.0 million, or 21.6 percent of revenues, and increased $82.4 million, or 335.0 percent(2)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $56.8 million and $2.81 per diluted share, increases of $65.4 million and $3.24 per diluted share, respectively(3)

•            Return on Invested Capital (“ROIC”) was 16 percent(1)

(1) Excludes Costs as Defined

(2) Excludes Costs as Defined and non-cash compensation expense

(3) Excludes Costs as Defined and amortization and non-cash compensation expense

Adjusted Net Earnings and Adjusted Net Earnings per diluted share are presented to reflect net earnings before Costs as Defined, amortization and non-cash compensation expense (“Adjusted Net Earnings (loss)” and “Adjusted Net Earnings (loss) per diluted share”). This release includes “Adjusted operating earnings (loss),” and “Return on Invested Capital,” which excludes Costs as Defined. This release also includes “Adjusted EBITDA,” which excludes Costs as Defined and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

FULL YEAR CONSOLIDATED RESULTS

For the year ended January 31, 2019, revenues were $495.3 million, an increase of $174.8 million, or 54.5 percent, as compared to the same period in the prior year. Revenue growth reflected a double-digit percentage increase in the number of new customers and a significant increase in the breadth of services provided to existing customers. Gross profit increased 143.0 percent, on the 54.5 percent increase in revenues. Revenue growth was driven by a 41.5 percent increase in Rocky Mountains segment revenues, a 54.0 percent increase in Northeast/Mid-Con segment revenues and a 70.0 percent increase in Southwest segment revenues. On a product line basis, revenue growth for completion, production and intervention services was 77.2 percent, 50.4 percent and 21.0 percent, respectively.

Operating earnings and operating margin, adjusted to exclude Costs as Defined, were $52.7 million and 10.6 percent, improvements of $73.1 million and approximately 1,700 basis points,

respectively, as compared to the same period in the prior year. Adjusted EBITDA and Adjusted EBITDA margin were $107.0 million and 21.6 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $56.8 million and $2.81 per diluted share, respectively.

FULL YEAR SEGMENT RESULTS

On a GAAP basis, for the year ended January 31, 2019, including each geographic segment’s allocated share of the approximate $30 million of Costs as Defined, Rocky Mountains segment operating earnings were $5.5 million. Northeast/Mid-Con segment operating earnings were $13.4 million. Southwest segment operating earnings were $3.2 million. The following is a tabular summary and commentary of revenues, Adjusted operating earnings and Adjusted EBITDA for the twelve month periods ended January 31, 2019 and January 31, 2018 ($ millions):

REVENUES

YEAR ENDED

Segment	January 31, 2019	January 31, 2018	% Change
Rocky Mountains	$179.7	$127.0	41.5%
Northeast/Mid-Con	129.4	84.0	54.0%
Southwest	186.2	109.5	70.0%
Total	$495.3	$320.5	54.5%

ADJUSTED OPERATING EARNINGS (LOSS)(1)

YEAR ENDED

Segment	January 31, 2019	January 31, 2018	$ Change
Rocky Mountains	$17.4	$0.6	$16.8
Northeast/Mid-Con	21.9	(9.4)	31.3
Southwest	13.4	(11.6)	25.0
Total	$52.7	$(20.4)	$73.1

ADJUSTED EBITDA(2)

YEAR ENDED

Segment	January 31, 2019	January 31, 2018	% Change
Rocky Mountains	$36.8	$17.2	114.0%
Northeast/Mid-Con	38.7	4.9	689.8%
Southwest	31.5	2.5	1,160.0%
Total	$107.0	$24.6	335.0%

(1) Excludes Costs as Defined

(2) Excludes Costs as Defined and non-cash compensation expense

For the year ended January 31, 2019, the Rocky Mountains segment delivered revenue growth of approximately 41.5 percent, driven primarily by significant increases in both the number of active customers and the breadth of services provided to existing customers. Gross profit increased 70.7 percent on the 41.5 percent increase in revenues. Adjusted operating earnings, excluding Costs as Defined, were $17.4 million, an increase of $16.8 million. Adjusted EBITDA was $36.8 million, or 20.5 percent of revenues, an increase of $19.6 million.

For the year ended January 31, 2019, the Northeast/Mid-Con segment delivered revenue growth of approximately 54.0 percent, also driven primarily by significant increases in both the number of active customers and the breadth of services provided to existing customers. Gross profit increased 162.4 percent on the 54.0 percent increase in revenues. Adjusted operating earnings, excluding Costs as Defined, were $21.9 million, an increase of $31.3 million. Adjusted EBITDA was $38.7 million, or 29.9 percent of revenues, an increase of $33.8 million.

For the year ended January 31, 2019, Southwest segment revenues increased 70.0 percent, driven primarily by significant increases in both the number of active customers and the breadth of services provided to existing customers. The Southwest segment also benefited from the addition of Motley’s large diameter coiled tubing business. Gross profit increased 308.1 percent on the 70.0 percent increase in revenues. Adjusted operating earnings, excluding Costs as Defined, were $13.4 million, an increase of $25.0 million. Adjusted EBITDA was $31.5 million, or 16.9 percent of revenues, an increase of $29.0 million.

FOURTH QUARTER (GAAP)

As compared to the prior year

On a GAAP basis, including Costs as Defined, as compared to the fourth quarter of the prior year, operating earnings increased $16.5 million to $12.5 million. GAAP net earnings and net earnings per diluted share increased $8.9 million and $0.44 per share to $4.9 million and $0.24 per diluted share, respectively.

FOURTH QUARTER HIGHLIGHTS (EXCLUSIVE OF COSTS AS DEFINED)

As compared to the prior year

•            Revenues increased 52.6 percent to $143.9 million

•            Gross profit increased 78.4 percent to $31.4 million

•            Adjusted operating earnings were $14.4 million, an increase of $14.8 million(1)

•            Adjusted EBITDA was $31.9 million, or 22.2 percent of revenues, and increased $21.0 million, or 192.7 percent(2)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $11.2 million and $0.55 per diluted share, respectively(3)

•            Successful broad scale introduction of downhole production solutions (“DHPS”) product line, including dissolvable plugs

•            Completed the integration of Motley

(1) Excludes Costs as Defined

(2) Excludes Costs as Defined and non-cash compensation expense

(3) Excludes Costs as Defined and amortization and non-cash compensation expense

FOURTH QUARTER CONSOLIDATED RESULTS

On a consolidated basis, revenues increased $49.6 million, or 52.6 percent, to $143.9 million, as compared to the same period in the prior year. Revenue growth was driven by a 19.8 percent increase in Rocky Mountains segment revenues, a 28.2 percent increase in Northeast/Mid-Con segment revenues and a 108.6 percent increase in Southwest segment revenues. Southwest segment revenues benefited from the November 5, 2018 acquisition of Motley. On a product line basis, as compared to the same period in the prior year, completion revenues grew 75.6 percent, production revenues grew 48.1 percent and intervention revenues grew 9.6 percent.

Adjusted operating earnings and Adjusted operating margin were $14.4 million and 10.0 percent, improvements of $14.8 million and approximately 1,040 basis points, respectively, as compared to the same period in the prior year. Adjusted EBITDA and Adjusted EBITDA margin were $31.9 million and 22.2 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $11.2 million and $0.55 per diluted share, increases of $8.5 million and $0.42 per share, respectively, as compared to the same period in the prior year.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services commented, “During the fourth quarter, we successfully completed the integration of the recently acquired Motley business and made important progress in the commercialization of our newly launched proprietary tools. Fourth quarter organic DHPS revenues, including dissolvable plugs, debris-less flotation collars, composite plugs, wet shoe bypass sub, toe sleeves and liner hangers increased approximately 43 percent over the same period in the prior year, and increased approximately 16 percent on a sequential quarterly basis. During the quarter, we also completed the divestiture of certain excess assets in our Northeast/Mid-Con segment, resulting in an approximate $4 million gain on the sale, which was largely offset by new product introduction and Motley integration costs.”

“Revenue growth from newly introduced PSLs including the DHPS PSL, the Tempress HydroPull™ tool in combination with our patented Havok motor bearing assembly, along with the addition of Motley’s large diameter coiled tubing business, helped offset the impact of the reduction in fourth quarter completion activity, which was brought about by the 44 percent decline in oil prices from $76 per barrel on October 3rd down to $42 per barrel on December 24th. Notwithstanding these fourth quarter headwinds, the Company turned in a solid fourth quarter performance, with revenues up approximately 53 percent, including Motley, and Adjusted EBITDA up approximately 193 percent, as compared to the same period in the prior year” said Mr. Khoury.

Mr. Khoury concluded, “As we look ahead to 2019, we are highly confident that our expanding portfolio of products and services, complemented by our newly introduced proprietary PSLs, will continue to drive growth in both our customer base and in share of our customers’ expenditures.”

FOURTH QUARTER SEGMENT RESULTS

On a GAAP basis, including their allocated shares of Costs as Defined, for the three month period ended January 31, 2019, Rocky Mountains segment operating earnings were $2.2 million. Northeast/Mid-Con segment operating earnings were $6.3 million. Southwest segment operating earnings were $4.0 million.

The following is a tabular summary and commentary of revenues, operating earnings and EBITDA, adjusted to exclude Costs as Defined, for the three month periods ended January 31, 2019 and January 31, 2018 ($ millions):

REVENUES

THREE MONTHS ENDED

Segment	January 31, 2019	January 31, 2018	% Change
Rocky Mountains	$43.6	$36.4	19.8%
Northeast/Mid-Con	32.7	25.5	28.2%
Southwest	67.6	32.4	108.6%
Total	$143.9	$94.3	52.6%

ADJUSTED OPERATING EARNINGS (LOSS)(1)
THREE MONTHS ENDED

Segment	January 31, 2019	January 31, 2018	$ Change
Rocky Mountains	$2.6	$1.1	$1.5
Northeast/Mid-Con	6.6	(0.3)	6.9
Southwest	5.2	(1.2)	6.4
Total	$14.4	$(0.4)	$14.8

ADJUSTED EBITDA(2)
THREE MONTHS ENDED

Segment	January 31, 2019	January 31, 2018	% Change
Rocky Mountains	$7.8	$5.3	47.2%
Northeast/Mid-Con	11.4	3.4	235.3%
Southwest	12.7	2.2	477.3%
Total	$31.9	$10.9	192.7%

(1) Excludes Costs as Defined

(2) Excludes Costs as Defined and non-cash compensation expense

The fourth quarter 19.8 percent increase in Rocky Mountains segment revenues was driven primarily by significant increases in both the number of active customers and the breadth of services provided to existing customers. Rocky Mountains segment gross profit increased 27.0 percent on the 19.8 percent increase in revenues. Adjusted EBITDA was $7.8 million, an increase of $2.5 million, or 47.2 percent, on the 19.8 percent increase in revenues.

The fourth quarter 28.2 percent increase in Northeast/Mid-Con segment revenues was also driven primarily by significant increases in both the number of active customers and the breadth of services provided to existing customers. Adjusted EBITDA was $11.4 million, an increase of $8.0 million, or 235.3 percent, on the 28.2 percent increase in revenues.

The fourth quarter 108.6 percent increase in revenues in the Southwest segment benefited from the Motley acquisition. Notwithstanding the fourth quarter commodity price decline and Permian takeaway constraints, the Southwest segment was able to generate a gross profit increase of 257.9 percent, and Adjusted EBITDA of $12.7 million, an increase of $10.5 million, or 477.3 percent, as compared to the same period in the prior year.

LIQUIDITY

As of January 31, 2019, cash on hand was approximately $164 million. Total long-term debt of $250 million less cash, resulted in a net debt of approximately $86 million, and the Company’s net debt to net capital ratio was approximately 20 percent. There were no borrowings outstanding under the Company’s $100 million credit facility. For the year ended January 31, 2019, net cash flow provided by operations was $62.0 million. Capital expenditures (“Capex”) were $78.8 million, excluding approximately $5.2 million in deposits on equipment to be received in 2019. Capex spending reflects the Company’s strategy to expand its footprint in each geographic segment.

GUIDANCE

The Company is confirming its prior 2019 guidance. The Company’s guidance assumes an average WTI oil price of $55 per barrel, and a range of $50 per barrel to $60 per barrel for the full year 2019. The guidance also assumes an average price of natural gas of $2.75/mmbtu.

During 2018, management completed the merger of the Aerospace Solutions business of KLX Inc. with The Boeing Company, the spin-off of the Energy Services business into an independent public company, the amendment of its $100 million asset based lending facility, the issuance of $250 million of senior secured notes due 2025 and the acquisition of Motley. The Company incurred approximately $30 million of one-time costs associated with these activities. As a result, the Company reported both GAAP and financial results adjusted to exclude these one-time costs. In 2019, the Company does not expect to report financial results adjusted for one-time costs. Rather, the Company will report GAAP results, as well as EBITDA, adjusted to exclude non-cash compensation expense, and net earnings, adjusted to exclude non-cash compensation and amortization expense.

For full year 2019, the Company is focused on broadening out its PSL footprint in each geographic region, and rolling out its higher-margin proprietary PSLs and newly acquired large diameter coiled tubing PSL and related complementary services. The roll-out of these services will impact both operating costs, as the Company hires and trains personnel in advance of the specific regional service launches, and also capital expenditures especially, as the Company adds new large diameter coiled tubing spreads in its Mid-Con and Rocky Mountains segments.

The Company’s Fiscal Year 2019 outlook, as compared to the same period of the prior year, is as follows:

•                  Revenues are expected to increase by approximately 50 percent to approximately $750 million

•                  EBITDA, adjusted to exclude non-cash compensation expense, is expected to increase approximately 75 percent to approximately $190 million, representing an approximate 25 percent EBITDA margin

•                  Net Earnings and Net Earnings per diluted share, adjusted to exclude non-cash compensation and amortization expense, are expected to increase approximately 70 percent and approximately 60 percent to approximately $97 million and approximately $4.50 per diluted share, respectively

•                  Capital expenditures are expected to be approximately $100 million, reflecting investments to broaden the Company’s footprint in each geographic region, including the roll out of its large diameter coiled tubing and related services to the Mid-Con and Rockies geographic regions, thereby enabling each geographic segment to offer the broader range of services required by our customers

•                  Return on Invested Capital is expected to be approximately 20 percent

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 35 service facilities located in the major onshore oil and gas producing regions of the United States. For more information, visit the KLX Energy Services website at www.klxenergy.com.

KLX ENERGY SERVICES HOLDINGS, INC.

STATEMENTS OF EARNINGS (LOSS) (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		YEARS ENDED
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018

Revenues	$143.9	$94.3	$495.3	$320.5
Cost of sales	112.5	76.7	370.4	269.1

Gross profit	31.4	17.6	124.9	51.4

Selling, general and administrative	18.4	21.2	100.4	73.4
Research and development	0.5	0.4	2.4	2.0

Operating earnings (loss)	12.5	(4.0)	22.1	(24.0)

Interest expense, net	7.1	—	7.1	—

Earnings (loss) before income taxes	5.4	(4.0)	15.0	(24.0)

Income tax expense	0.5	—	0.6	0.1

Net earnings (loss)	$4.9	$(4.0)	$14.4	$(24.1)

Net earnings (loss) per common share:
Basic	$0.24	$(0.20)	$0.72	$(1.20)
Diluted	$0.24	$(0.20)	$0.71	$(1.20)

Weighted average common shares:
Basic	20.2	20.1	20.1	20.1
Diluted	20.2	20.1	20.2	20.1

KLX ENERGY SERVICES HOLDINGS, INC.

BALANCE SHEETS (UNAUDITED)

(In Millions)

	January 31,	January 31,
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents	$163.8	$—
Accounts receivable, net	119.6	73.9
Inventories, net	15.4	10.2
Other current assets	9.5	2.0
Total current assets	308.3	86.1
Long-term assets	364.5	187.7
	$672.8	$273.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$85.2	$48.0
Total long-term liabilities	246.9	1.2
Total stockholders’ equity	340.7	224.6
	$672.8	$273.8

KLX ENERGY SERVICES HOLDINGS, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	YEAR ENDED
	January 31, 2019	January 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$14.4	$(24.1)
Adjustments to reconcile net earnings (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	41.5	33.5
Non-cash compensation	23.5	12.5
Amortization of deferred financing fees	0.3	—
Provision for inventory reserve	1.6	1.2
Change in allowance for doubtful accounts	0.8	(0.4)
(Gain) loss on disposal of property, equipment and other	(2.1)	0.9
Changes in operating assets and liabilities
Accounts receivable	(23.2)	(43.0)
Inventories	(6.8)	(2.1)
Other current and non-current assets	(5.5)	(6.3)
Accounts payable	3.7	12.6
Other current and non-current liabilities	13.8	5.8
Net cash flows provided by (used in) operating activities	62.0	(9.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(84.0)	(49.4)
Proceeds from sale of assets	9.9	0.6
Acquisitions, net of cash acquired	(140.0)	—
Net cash flows used in investing activities	(214.1)	(48.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	250.0	—
Debt origination costs	(9.3)	—
Capital contribution from Former Parent	50.0	—
Net transfers from Former Parent (pre spin-off)	25.2	58.2
Net cash flows provided by financing activities	315.9	58.2

Net change in cash and cash equivalents	163.8	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$163.8	$—

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before Costs as Defined, amortization and non-cash compensation expense (“Adjusted Net Earnings (loss)” and “Adjusted Net Earnings (loss) per diluted share”). This release includes “Adjusted operating earnings (loss)” and “Return on Invested Capital,” which exclude Costs as Defined. This release also includes “Adjusted EBITDA,” which excludes Costs as Defined and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because they allow investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the Costs as Defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS (LOSS)

TO ADJUSTED NET EARNINGS (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		YEAR ENDED
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Net earnings (loss)	$4.9	$(4.0)	$14.4	$(24.1)
Amortization expense	0.7	0.2	0.8	0.3
Non-cash compensation(1)	4.3	2.9	12.8	11.5
Income taxes	0.5	—	0.6	0.1
Costs as Defined(2)	1.9	3.6	30.6	3.6
Adjusted earnings (loss) before tax expense	12.3	2.7	59.2	(8.6)
Income taxes(3)	1.1	—	2.4	—
Adjusted Net Earnings (loss)	$11.2	$2.7	$56.8	$(8.6)

Adjusted Net Earnings (loss) per diluted share	$0.55	$0.13	$2.81	$(0.43)

Diluted weighted average shares	20.2	20.1	20.2	20.1

(1) Adjusted to exclude one-time costs associated with non-cash compensation expense, which are included in Costs as Defined.

(2) Costs as Defined includes costs associated with the merger of KLX Inc.’s ASG business with The Boeing Company, the spin-off of the KLX Energy Services business, the amendment of the credit facility, the issuance of $250 million senior secured notes due 2025 and the acquisition of Motley.

(3) Income taxes are calculated at each respective periods effecitive tax rate.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

FY 2018

Net earnings	$14
Amortization	1
Costs as Defined(1)	31
Non-cash compensation expense(2)	13
Income taxes	1
Adjusted earnings before tax expense	59
Income taxes	(2)
Adjusted Net Earnings	$57

Adjusted Net Earnings	$57
Amortization	$(1)
Non-cash compensation expense	$(13)
Interest expense	$7
Income tax expense	$2
Adjusted operating earnings	$53

Adjusted operating earnings	$53
Income tax expense	(1)
After-tax net operating earnings	$52

Average total capital	$326

Return on invested capital	16%

(1) Costs as Defined includes costs associated with the merger of KLX Inc.’s Aerospace Solutions business with The Boeing Company, the spin-off of the KLX Energy Services business into an independent public company, costs associated with the issuance of $250 million senior secured notes due 2025 and costs associated with the acquisition of Motley.

(2) Adjusted to exclude one-time costs associated with non-cash compensation expense, which are included in Costs as Defined.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS (LOSS)

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		YEAR ENDED
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Operating earnings (loss)	$12.5	$(4.0)	$22.1	$(24.0)
Costs as Defined(1)	1.9	3.6	30.6	3.6
Adjusted operating earnings (loss)	14.4	(0.4)	52.7	(20.4)
Depreciation and amortization	13.2	8.4	41.5	33.5
Non-cash compensation(2)	4.3	2.9	12.8	11.5
Adjusted EBITDA	$31.9	$10.9	$107.0	$24.6

RECONCILIATION OF ROCKY MOUNTAINS OPERATING EARNINGS (LOSS)
TO ADJUSTED EBITDA
(In Millions)

	THREE MONTHS ENDED		YEAR ENDED
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Rocky Mountains operating earnings (loss)	$2.2	$(0.3)	$5.5	$(0.8)
Costs as Defined(1)	0.4	1.4	11.9	1.4
Adjusted Rockies operating earnings	2.6	1.1	17.4	0.6
Depreciation and amortization	4.1	3.2	15.4	12.1
Non-cash compensation(2)	1.1	1.0	4.0	4.5
Rocky Mountains Adjusted EBITDA	$7.8	$5.3	$36.8	$17.2

RECONCILIATION OF NORTHEAST/MID-CON OPERATING EARNINGS (LOSS)
TO ADJUSTED EBITDA
(In Millions)

	THREE MONTHS ENDED		YEAR ENDED
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Northeast/Mid-Con operating earnings (loss)	$6.3	$(1.3)	$13.4	$(10.4)
Costs as Defined(1)	0.3	1.0	8.5	1.0
Adjusted Northeast operating earnings (loss)	6.6	(0.3)	21.9	(9.4)
Depreciation and amortization	3.9	2.9	13.6	11.3
Non-cash compensation(2)	0.9	0.8	3.2	3.0
Northeast Adjusted EBITDA	$11.4	$3.4	$38.7	$4.9

RECONCILIATION OF SOUTHWEST OPERATING EARNINGS (LOSS)
TO ADJUSTED EBITDA
(In Millions)

	THREE MONTHS ENDED		YEAR ENDED
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Southwest operating earnings (loss)	$4.0	$(2.4)	$3.2	$(12.8)
Costs as Defined(1)	1.2	1.2	10.2	1.2
Adjusted Southwest operating earnings (loss)	5.2	(1.2)	13.4	(11.6)
Depreciation and amortization	5.2	2.3	12.5	10.1
Non-cash compensation(2)	2.3	1.1	5.6	4.0
Southwest Adjusted EBITDA	$12.7	$2.2	$31.5	$2.5

(1) Costs as Defined includes costs associated with the merger of KLX Inc.’s ASG business with The Boeing Company, the spin-off of the KLX Energy Services business, the amendment of the credit facility, the issuance of $250 million senior secured notes due 2025 and the acquisition of Motley.

(2) Adjusted to exclude one-time costs associated with non-cash compensation expense, which are included in Costs as Defined.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF 2019 GUIDANCE; OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

2019 Guidance
(Approximate Amounts)
Operating earnings	$117
Depreciation and amortization	54
Non-cash compensation	19
Adjusted EBITDA	$190

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF 2019 GUIDANCE; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

2019 Guidance
(Approximate Amounts)
Net earnings	$78
Amortization	2
Non-cash compensation	19
Income taxes	9
Adjusted earnings before tax expense	$108
Income taxes	(11)
Adjusted Net Earnings	$97
Adjusted Net Earnings per diluted share	$4.50

Diluted weighted average shares	21.5

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

FY 2019 Outlook
(Approximate Amounts)

Net earnings	$78
Amortization	2
Non-cash compensation expense	19
Income taxes	9
Adjusted earnings before tax expense	$108
Income taxes	(11)
Adjusted Net Earnings	$97

Adjusted Net Earnings	$97
Amortization	(2)
Non-cash compensation expense	(19)
Interest expense	30
Income tax expense	11
Operating earnings	$117

Operating earnings	$117
Income tax expense	(11)
After-tax net operating earnings	$106

Average total capital	$464

Return on invested capital	22%

CONTACT:

Michael Perlman

Treasurer and Senior Director, Investor Relations

KLX Energy Services Holdings, Inc.

(561) 273-7148